Exhibit 12(a)(1)(vi)

Notice Of Guaranteed Delivery

for

Key Technology, Inc.

This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Key Technology, Inc. (the “Company”), made pursuant to the Offering Memorandum dated April 25, 2002 (the “Offering Memorandum”) and the accompanying Letter of Transmittal, if certificates for the Series B Preferred shares are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date of the Exchange Offer. Such form may be delivered by hand or transmitted by facsimile transmission or by mail to the Exchange Agent. See “The Exchange Offer” in the Offering Memorandum.

TO
AMERICAN STOCK TRANSFER & TRUST COMPANY

By Mail:*	By Overnight Courier:*	By Hand:*
American Stock Transfer & Trust Company 59 Maiden Lane Plaza Level New York, NY 10038 Attn: Exchange Department (registered or certified mail recommended)	American Stock Transfer & Trust Company 59 Maiden Lane Plaza Level New York, NY 10038 Attn: Exchange Department	American Stock Transfer & Trust Company 59 Maiden Lane Plaza Level New York, NY 10038 Attn: Exchange Department

By Facsimile:

American Stock Transfer &
Trust Company
Attn: Exchange Department
Fax No.: (718) 236-2641
Confirm by telephone
Telephone No.: 1-800-937-5449

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Offering Memorandum and the Letter of Transmittal, receipt of which is hereby acknowledged, the number of Series B Preferred shares set forth below, pursuant to the guaranteed delivery procedure set forth under the caption “The Exchange Offer” in the Offering Memorandum. By so tendering, the undersigned hereby does make, at and as of the date hereof, the representations and warranties of a tendering holder of shares as set forth in the Letter of Transmittal.

All authority hereby conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

PLEASE SIGN AND COMPLETE

Signature(s) of Registered Owner(s) or	Name(s) of Registered Holder(s):
Authorized Signatory:

(Please Print)

Name(s)	Address

Tel. No.(s)

(Please Type or Print)

Series B Preferred Shares Tendered Hereby:

Stock Certificate Nos. (if available)
Number of Shares Tendered

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a firm that is a member of a registered national securities exchange or a member of the NASD, a commercial bank or trust company having an office or correspondent in the United States or that is otherwise an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby (a) represents that each holder of Series B Preferred Shares on whose behalf this tender is being made “own(s)” the shares covered hereby, and (b) guarantees that, within five business days from the date of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal, together with certificates representing the shares tendered hereby in proper form for transfer with any required signature and any other required documents, will be deposited by the undersigned with the Exchange Agent.

The undersigned acknowledges that it must deliver the Letter of Transmittal and Series B Preferred shares tendered hereby to the Exchange Agent within the time set forth above and that failure to do so could result in financial loss to the undersigned.

Name of Firm	Authorized Signature

Address

Print Name

Area Code and Telephone No.:	Title

Dated:

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